UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2007

ACCURAY INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2007, Accuray Incorporated (the “Company”) executed a License and Development Agreement (the “Agreement”) with CyberHeart, Inc., a Delaware corporation (“CyberHeart”).

Pursuant to the Agreement, the Company will license certain intellectual property rights and technologies to CyberHeart, which CyberHeart will use to develop and commercialize new systems and applications in the field of cardiac disease.  In the event CyberHeart is able to successfully develop and commercialize such an application, under the Agreement, the Company would be the sole supplier of radiosurgery equipment to CyberHeart and would also be entitled to receive specified payments based on usage of the CyberHeart system.  The Agreement will remain in effect until the last to expire of certain specified patents of the Company, unless earlier terminated by the parties.

The Company will file the Agreement as an exhibit to its Annual Report on Form 10-K for the year ended June 30, 2007 and intends to seek confidential treatment for certain terms and provisions of such Agreement. The foregoing description is qualified in its entirety by reference to the complete text of the Agreement when filed.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: April 30, 2007	By:
/s/ Robert E. McNamara
Robert E. McNamara
Senior Vice President and Chief Financial Officer